Exhibit 5.2

May 4, 2010

Our File No.: 07-3843

Drinker Biddle & Reath LLP

One Logan Square

18th  & Cherry Streets

Philadelphia, PA 19103-6

Re: Cott Corporation

We have acted as counsel to Cott Corporation (the “Company”) in connection with the adoption by the Company of the 2010 Equity Incentive Plan, as amended (the “Incentive Plan”) pursuant to which 4,000,000 common shares (“Common Shares”) will be reserved for issuance pursuant to grants under the Incentive Plan.

Examinations

We have examined the following documents and records for the purposes of this opinion:

(i)	a certificate of compliance for the Company dated May 4, 2010 (the “Certificate of Compliance”); and

(ii)	a certificate of an officer of the Company dated May 4, 2010 (the “Certificate”), a copy of which is attached hereto.

We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Company and considered such questions of law as we have considered relevant and necessary for the purposes of the opinions expressed below.

Reliance

For the purposes of the opinions expressed below, we have relied without independent investigation, upon the Certificate of Compliance and Certificate and have assumed:

(i)	the genuineness of all signatures on each document that we have examined;

(ii)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic; telecopies or otherwise;

(iii)	the legal power, capacity and authority of all natural persons signing in their individual capacity;

(iv)	the accuracy of all factual matters contained in the Certificate; and

(v)	that the Certificate and the Certificate of Compliance continue to be accurate on the date hereof.

Opinions

Based and relying upon the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that the 4,000,000 Common Shares that may be issued pursuant to and in accordance with the Incentive Plan have been authorized for issuance and, when issued in accordance with the terms of the Incentive Plan and in compliance with all applicable laws, will be issued and outstanding as fully paid and non-assessable.

Qualification

The foregoing opinion is subject to the qualification that we are solicitors in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect on the date hereof.

Limitation

This opinion is being delivered in connection with the transaction described herein and may not be quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other party without our prior written consent.

Yours very truly,

/s/ Goodmans LLP

COTT CORPORATION

CERTIFICATE OF AN OFFICER

TO:	THE TORONTO STOCK EXCHANGE

AND TO:	GOODMANS LLP

AND TO:	DRINKER BIDDLE & REATH LLP

The undersigned, Marni Morgan Poe, the Vice President, General Counsel and Secretary of Cott Corporation (“Cott”) hereby certifies in her capacity as an officer of Cott and not in her personal or any other capacity, that:

1.	The minute books and corporate records of Cott, which have been made available to Goodmans LLP, are the original minute books and corporate records of Cott and contain all proceedings of the shareholders and the board of directors of Cott, or copies of such proceedings, to the date hereof and there have been no other meetings, resolutions or proceedings authorized or passed by the shareholders or by the Board of Directors of Cott. There are no other by-laws, meetings, resolutions or proceedings of the shareholders or directors (and any committees thereof) of Cott, not reflected in such minute books and corporate records.

2.	Cott has been duly incorporated under and pursuant to the Canada Business Corporations Act (the “Act”) and is a body corporate incorporated or continued under the laws of Canada and not discontinued or dissolved and it has sent to the director under the Act the required annual returns and financial statements.

3.	Annexed hereto, forming part hereof and marked as Schedule A, Schedule B and Schedule C, are true and complete copies of resolutions of Cott’s directors and shareholders passed as of March 24, 2010 and May 4, 2010, respectively (collectively, the “Resolutions”). The Resolutions are the only resolutions of Cott’s directors or shareholders pertaining to the adoption and amendment of the 2010 Equity Incentive Plan, as amended (the “Incentive Plan”) and the reserving for issuance pursuant to the Incentive Plan of 4,000,000 common shares of Cott, such resolutions are in full force and effect, unamended, at the date hereof and neither Cott’s directors nor its shareholders have passed, confirmed or consented to any resolutions amending, varying or rescinding the Resolutions.

4.	There is no unanimous shareholder agreement in effect which relates to or affects the ability or authority of Cott to do anything referred to in the Resolutions including, but not limited to, anything that relates to or affects the ability or authority of Cott to issue securities or the manner of exercise of such powers.

IN WITNESS WHEREOF the undersigned has signed this Certificate at the City of Toronto, in the Province of Ontario this 4th day of May, 2010.

/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel & Secretary

SCHEDULE “A”

COTT CORPORATION

RESOLUTIONS OF THE BOARD OF DIRECTORS

The undersigned, being all of the directors of Cott Corporation (the “Company”), in accordance with Section 117 of the Canadian Business Corporation Act, do hereby consent to the adoption of, and do hereby adopt, the following resolutions, with the same force and effect as if they were adopted at a meeting of the Board of Directors of the Company:

2010 Equity Incentive Plan

WHEREAS, the Board has reviewed the proposed 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”); and

WHEREAS, the Board has discussed and considered the 2010 Equity Incentive Plan amongst themselves, with management of the Company, and with an outside compensation consultant; and

WHEREAS, the Board has determined that it is in the best interests of the Company to adopt the 2010 Equity Incentive Plan; it is therefore

RESOLVED, that, subject to the affirmative vote of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual and Special Meeting of the Shareowners and subject to the approval by the Toronto Stock Exchange, the 2010 Equity Incentive Plan, in substantially the form attached hereto as Exhibit A, is hereby adopted; and it is

RESOLVED FURTHER, that in connection with the Annual and Special Meeting of Shareowners, any officer, or person designated by an officer, of the Company (the “Designated Officers,” which shall refer to any or all of them) be, and each of them hereby is, severally authorized, empowered and directed to seek shareowner approval of the resolution approving the 2010 Equity Incentive Plan in the form attached as Exhibit B to these resolutions; and it is

RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, severally authorized and directed to submit the foregoing 2010 Equity Incentive Plan to the Company’s shareowners for approval (and the Notice of the upcoming Annual and Special Meeting of Shareowners shall also set forth as an additional purpose or purposes of such meeting the approval of such 2010 Equity Incentive Plan) and to take such further action and execute such further documents on behalf of the Company as such Designated Officers shall in their sole and absolute discretion deem necessary or advisable to carry out the intent and purpose of the foregoing resolution; and it is

RESOLVED FURTHER, that, upon approval of the 2010 Equity Incentive Plan by the Company’s shareowners, the Company is authorized to issue common shares in accordance with the terms and conditions of the 2010 Equity Incentive Plan, and upon the issuance of such shares at any time and from time to time, such shares shall be validly issued as fully-paid and non-assessable common shares of the Company; and it is

RESOLVED FURTHER, that, subject to approval by the Company’s shareowners of the adoption of the 2010 Equity Incentive Plan, the Designated Officers be, and each of them hereby is, severally authorized and directed, for and on behalf of the Company: (i) to cause to be prepared such Registration Statement on Form S-8 and exhibits thereto (the “2010 Equity Incentive Plan S-8 Registration Statement”), as such Designated Officer may deem necessary or desirable or as may be required by the Securities and Exchange Commission (the “SEC”), (ii) to cause such 2010 Equity Incentive Plan S-8 Registration Statement, when duly executed, to be filed with the SEC, and (iii) to do such other acts or things and execute such other documents as such Designated

Officer deems necessary or desirable to cause the 2010 Equity Incentive Plan S-8 Registration Statement to comply with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, and applicable Canadian securities legislation, rules, and regulations, and to become effective under the Securities Act and such rules and regulations, and applicable Canadian securities legislation, rules, and regulations; and it is

RESOLVED FURTHER, that the Company shall prepare, in addition to the 2010 Equity Incentive Plan S-8 Registration Statement, such other documentation for filing with the SEC, applicable Canadian securities regulators, and applicable stock exchanges as counsel to the Company shall deem necessary or advisable; and the Designated Officers be, and each of them hereby is, severally authorized to execute, in the name and on behalf of the Company, all such documentation, to procure all necessary signatures thereon, to file such documentation when so executed (together with appropriate exhibits thereto) with the SEC, applicable Canadian securities regulators and applicable stock exchanges, and to perform all actions and make such additional filings that counsel deems necessary and advisable in order to offer, list and sell the securities awarded under the 2010 Equity Incentive Plan in compliance with applicable securities laws and stock exchange rules.

SCHEDULE “B”

COTT CORPORATION

RESOLUTION OF THE SHAREOWNERS

BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREOWNERS THAT:

1. the 2010 Equity Incentive Plan described in the proxy circular dated April 1, 2010 for Cott Corporation’s annual and special meeting of shareowners to be held on May 4, 2010, under the heading “Approval of 2010 Equity Incentive Plan” be and the same is hereby authorized and approved; and

2. any officer or director of Cott Corporation be and is hereby authorized and directed, for and on behalf of Cott Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine necessary or desirable in order to carry out the foregoing provisions of this resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination.

SCHEDULE “C”

COTT CORPORATION

RESOLUTIONS OF THE BOARD OF DIRECTORS OF

Approval of Amendment to 2010 Equity Incentive Plan

WHEREAS, on April 28, 2010, the Company adopted a corporate policy, effective upon shareowner approval of the 2010 Equity Incentive Plan (the “Plan”) in response to discussions by management with RiskMetrics Group – Canada; and

WHEREAS, such policy provides that the Board of Directors or the Human Resources and Compensation Committee of the Board of Directors may not, without further shareowner approval:

(A) grant awards under the 2010 Equity Incentive Plan that would result in the issuance of more than 4,000,000 shares in the aggregate;

(B) grant equity to non-employee directors in an amount equal to the lesser of (i) 1% of Cott’s issued and outstanding common shares; and (ii) an annual equity award value of $100,000 per non-employee director;

(C) grant options under the 2010 Equity Incentive Plan that are freely transferable or assignable (other than for normal estate settlement purposes);

(D) extend the term of awards that benefit non-insiders; or

(E) amend the restriction described in (B) above.

WHEREAS, the Board has determined to adopt an amendment to the Plan that sets forth the foregoing provisions (the “Amendment”); and

WHEREAS, the Board has reviewed and discussed the proposed Amendment amongst themselves and with management of the Company; and

WHEREAS, the Board has determined that it is in the best interests of the Company to adopt the Amendment; it is therefore

RESOLVED, that the Amendment, in substantially the form attached hereto as Exhibit A, is hereby adopted; and it is

RESOLVED FURTHER, that any officer, or person designated by an officer, of the Company (the “Designated Officers,” which shall refer to any or all of them) be, and each of them hereby is, severally authorized to take such further action and execute such further documents on behalf of the Company as such Designated Officers shall in their sole and absolute discretion deem necessary or advisable to carry out the intent and purpose of the foregoing resolution.